Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238620, 333-238607, 333-135189, 333-135187, 333-101255, 333-92402, 333-82498, 333-58694, 333-51024, 333-40618, 333-39114, 333-36142, 333-91425, 333-86585, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-80513, 333-70765, 333-68379, 333-61799, 333-60219) and Form S-8 (No. 333-52845, 333-54550, 333-70321, 333-81824 and 333-181483) of Boston Properties, Inc. of our report dated February 26, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 26, 2021